Letter of Transmittal and Consent

SPACEHAB, Incorporated

Offer to Exchange 5.5% Senior Convertible Notes due 2010

for

Any and All Outstanding 8% Convertible Subordinated Notes due 2007

($63,250,000 in principal amount outstanding)

and

Solicitation of Consents to Proposed Amendments to the

Indenture Governing the 8% Convertible Subordinated Notes due 2007

To:	Holders of SPACEHAB, Incorporated’s

8% Convertible Subordinated Notes due 2007

Our records indicate that you are a holder of 8% Convertible Subordinated Notes due 2007 (“Outstanding Notes”) issued pursuant to an Indenture dated October 15, 1997 (“Indenture”) among SPACEHAB, Incorporated, a Washington corporation (“Company”) and Wachovia Bank, National Association (formerly, First Union National Bank) (“Exchange Agent”). This Letter of Transmittal (“Letter”) is being delivered to you with a copy of the Company’s prospectus dated [•], 2005 (“Prospectus”). The Letter and Prospectus together constitute the Company’s offer (“Exchange Offer”) to exchange, with the registered holders of the Outstanding Notes, up to $63,250,000 in aggregate principal amount of the Company’s 5.5% Senior Convertible Notes due 2010 (“Exchange Notes”) for a like principal amount of Outstanding Notes, and consent solicitation with respect to proposed amendments to the Indenture governing the Outstanding Notes (“Consent Solicitation”), pursuant to a registration statement of which the Prospectus is a part.

Note to Beneficial Owners. Only a registered holder of Outstanding Notes may tender Outstanding Notes in the Exchange Offer and consent to the proposed amendments in the Consent Solicitation. Any beneficial owner whose Outstanding Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and who wishes to tender should contact the registered holder promptly and instruct the registered holder to execute and deliver this Letter on his behalf. For information on how a beneficial owner who wishes to tender on his own behalf may do so, see the section of the Prospectus entitled “The Exchange Offer and Consent Solicitation—Procedures for Tendering.”

This Letter and the Prospectus should be read carefully before this Letter is completed. If you elect to exchange your Outstanding Notes for Exchange Notes pursuant to the Exchange Offer and consent to the proposed amendments pursuant to the Consent Solicitation, please complete, sign and return this Letter in accordance with the instructions on the following pages. Holders who tender their Outstanding Notes will be deemed to consent to the proposed amendments to the Indenture governing such Outstanding Notes.

The Exchange Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on [•], 2005 unless extended (the “Expiration Date”). You may withdraw your tender and consent at any time prior to at 5:00 p.m., New York City time, on the Expiration Date.

Item 1. Description of Outstanding Notes. (Instruction 6)

Name(s) and Address(es) of Registered Holders:	Outstanding Note Certificate Numbers	Aggregate Principal Amount Represented by Certificates	Principal Amounted Tendered

Total:

Item 2. Means of Tendering Outstanding Notes. (Instructions 1 through 4)

Check here if tendered Outstanding Notes held in certificated form are enclosed with this Letter.

Check here if tendered Outstanding Notes are being delivered by book-entry transfer made to the account maintained by the Exchange Agent with DTC and complete the following:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

Check here and enclose a photocopy of the notice of guaranteed delivery if tendered Outstanding
Notes are being delivered pursuant to a notice of guaranteed delivery previously sent to the Exchange
Agent and complete the following:

Name(s) of Registered Holder(s):

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if available):

Name of Institution which Guaranteed Delivery:

Name of Tendering Institution (if delivered by book-entry transfer):

Account Number (if delivered by book-entry transfer):

Transaction Code Number (if delivered by book-entry transfer):

Item 3. Taxpayer Identification Number. (Instruction 9)

Please read the certification below. This certification enables the Company to certify your TIN in order to avoid backup withholding on your account. Please provide your TIN on the line below and certify by signing and dating below.

__ __ __ –__ __ –__ __ __ __	OR	__ __ – __ __ __ __ __ __ __
Social Security Number		Employer Identification Number

W-9 Certification. Under penalties of perjury, I certify that: (1) the number shown on this form is my correct Taxpayer Identification Number or I am waiting for a number to be issued to me, and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out Certification (2) above if you have been notified by the IRS that you currently are subject to backup withholding because you have failed to report all interest and dividends on your tax return.

(Signature)	Date

Item 4. Signature. (Instruction 10)

This form must be signed by the registered holders of the Outstanding Notes as their names appear on the certificate for the Outstanding Notes or on a DTC security position listing.

(Signatures of Holders)	Date

(Signatures of Holders)	Date

Area Code and Telephone Number:

Representative Information:

Name:

Capacity (Full Title):

Address (Including Zip Code):

Signature Guarantee

Signatures Guaranteed by an Eligible Institution

(Authorized Signature)	Date

Title:

Name of Firm:

Address:

Area Code and Telephone Number:

Item 5. Lost Notes. (Instruction 11)

Mark this box if the certificated Outstanding Note has been mutilated, lost, stolen or destroyed.

By signing this Item 5, the undersigned certifies that the undersigned is the lawful owner of the Outstanding Note described in Item 1 of this form, the undersigned has made a diligent search for the Outstanding Note, and the undersigned has been unable to find it. The undersigned hereby agrees (for the undersigned, the undersigned’s heirs, assigns and personal representatives), in consideration of the issuance of Exchange Notes in exchange for the Outstanding Notes, to completely indemnify, protect and hold harmless SPACEHAB, Incorporated and Wachovia Bank, National Association, and their respective affiliates from and against all losses, costs and damages which they may be subject to, or liable for, with respect to the cancellation of the Outstanding Notes in exchange for Exchange Notes. The undersigned agrees to surrender the Outstanding Note to SPACEHAB, Incorporated for cancellation if the undersigned finds it at any time.

(Lender Signature)	Date

By:
Name:
Title:

Item 6. Soliciting Broker Fees. (Instruction 12)

Mark this box if the Outstanding Notes are being tendered by a Qualified Owner and a Soliciting Broker solicited and obtained the tender of the Outstanding Notes being tendered.

Please provide the following information regarding the Soliciting Dealer that solicited and obtained this tender:

Name of Firm	Name of Individual Broker

Address, City, State Zip Code

If the Outstanding Notes specified in this Letter are held by the registered holder identified in Item 1 as a custodian or other nominee, specify below each beneficial owner of such Outstanding Notes whose tender you have solicited.

Name of Beneficial Owner	Principal Amount of Outstanding Notes (Must be less than or equal to $500,000 per beneficial owner)

Issue the check for the Soliciting Broker fee to:

Name of Firm	Attention:

Address, City, State Zip Code

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer and Consent Solicitation

1. Outstanding Notes Held in Book-Entry Form. The Outstanding Notes were issued as global securities and were deposited with Wachovia Bank, National Association (formerly, First Union National Bank) who holds the Outstanding Notes as the custodian for The Depository Trust Company (“DTC”). Beneficial interests in the Outstanding Notes are held by participants in DTC on behalf of the beneficial owners of the Outstanding Notes. Beneficial interests in Outstanding Notes held by participants in DTC are referred to as notes held in book-entry form. Beneficial interests in Outstanding Notes held in book-entry form are shown on, and transfers of such notes can be made only through, records maintained in book-entry form by DTC and its participants. Participants in DTC may make book-entry delivery of Outstanding Notes by causing DTC to transfer the Outstanding Notes into the account of the Exchange Agent for the Outstanding Notes using DTC’s procedures for transfer. See the section of the Prospectus entitled “The Exchange Offer and Consent Solicitation—Procedures for Tendering—Outstanding Notes Held in Book-Entry Form” for additional information.

2. Tendering Pursuant to ATOP. DTC participants may, instead of physically completing and signing this Letter and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer and Consent Solicitation by causing DTC to transfer Outstanding Notes held in book-entry form to the Exchange Agent in accordance with DTC’s Automated Tender Offer Program (“ATOP”) procedures for transfer. DTC will then send a confirmation of book-entry transfer of the Outstanding Notes into the Exchange Agent’s account (“book-entry conformation”), including an agent’s message. An “agent’s message” means a message transmitted by DTC, received by the Exchange Agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering Outstanding Notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of this Letter, and that the Company may enforce this Letter against such participant. If you use ATOP procedures to tender Outstanding Notes, you will not be required to deliver this Letter to the Exchange Agent, but you will be bound by its terms just as if you had signed it. See the section of the Prospectus entitled “The Exchange Offer and Consent Solicitation—Procedures for Tendering—Outstanding Notes Held in Book-Entry Form” for additional information.

3. Delivery of this Letter and the Outstanding Notes. In order to tender your Outstanding Notes pursuant to the Exchange Offer and consent to the proposed amendments pursuant to the Consent Solicitation, you must comply with DTC’s ATOP procedures described in Instruction 2 or complete Items 1, 2, 3 and 5, and, to the extent applicable, Items 4 and 6 of this Letter and return this Letter to the Exchange Agent. In addition to returning a completed and executed copy of this Letter to the Exchange Agent at the address set forth in Instruction 14, you must either (1) cause the certificates representing the Outstanding Notes being tendered (unless the Outstanding Notes are held in certificated form and Item 5 is completed) to be transmitted with the completed copy of this Letter to the Exchange Agent at the address set forth in Instruction 14, or (2) you must cause Outstanding Notes held in book-entry form to be transferred into the account of the Exchange Agent as described in Instruction 1. See the section of the Prospectus entitled “The Exchange Offer and Consent Solicitation—Procedures for Tendering” for additional information. You are solely responsible for ensuring that each of the items described in this paragraph are properly completed and tendered to the Exchange Agent prior to the Expiration Date.

4. Expiration Date and Guaranteed Delivery Procedures. Certificates for all physically tendered Outstanding Notes or a book-entry confirmation, and a properly completed and duly executed Letter or an agent’s message must be received by the Exchange Agent at the address set forth in Instruction 14 on or prior to the Expiration Date. If you are unable to deliver Outstanding Notes, this Letter or any other documents required by this Letter in accordance with the procedures described in Instructions 1 through 3 to the Exchange Agent on or prior to the Expiration Date, you must tender your Outstanding Notes according to the guaranteed delivery procedures set forth in the section of the Prospectus entitled “The Exchange Offer and Consent Solicitation—Guaranteed Delivery Procedures.” Pursuant to these procedures, the Exchange Agent must receive a notice of guaranteed delivery prior to 5:00 p.m., New York City time, on the Expiration Date. A notice of guaranteed delivery may be made using DTC’s ATOP guaranteed delivery procedures, or by causing a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (“Eligible Institution”) to properly complete and duly execute a notice of guaranteed delivery.

5. Representations and Warranties of Tendering Holders. By executing this Letter, you represent, warrant and acknowledge the following:

•	You have received and reviewed the Prospectus and this Letter.

•	You have full power and authority to, and, subject to your right to withdraw your tender and consent prior to the Expiration Date, hereby irrevocably, tender, exchange, sell, assign and transfer to the Company all right, title and interest in and to the Outstanding Notes, and all claims in respect of or arising or having arisen as a result of your status as a holder of the Outstanding Notes tendered hereby. You have full power and authority to acquire the Exchange Notes issuable upon the exchange of such tendered Outstanding Notes and to consent pursuant to the Consent Solicitation to the proposed amendments to the Indenture governing the Outstanding Notes. Subject to your right to withdraw your tender and consent prior to the Expiration Date, you hereby irrevocably consent pursuant to the Consent Solicitation to the proposed amendments to the Indenture governing the Outstanding Notes described in the section of the Prospectus entitled “The Exchange Offer and Consent Solicitation—Proposed Amendments to Indenture for the Outstanding Notes.” By tendering the Outstanding Notes, you are waiving any and all rights with respect to the Outstanding Notes, except for any rights that you may have now or in the future under the federal securities laws.

•	When the tendered Outstanding Notes are accepted by the Company, the Company will acquire good, marketable and unencumbered title to the Outstanding Notes. The Outstanding Notes being tendered were owned as of the date of tender, and when the tendered Outstanding Notes are accepted by the Company the Company will acquire the Outstanding Notes, free and clear of all liens, restrictions, charges, interests, encumbrances and restrictions of any kind, and not subject to any adverse claims, proxies or rights. You will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Company to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Outstanding Notes and to perfect the consent to the proposed amendments to the Indenture governing the Outstanding Notes.

•	You release and discharge the Company and the trustee under the Indenture governing the Outstanding Notes from any and all claims you may have, now or in the future, arising out of or related to the Outstanding Notes, including, without limitation, any claims that you are entitled to receive additional principal or interest payments with respect to the Outstanding Notes or to participate in any redemption of the Outstanding Notes, but excluding any such claims under the federal securities laws.

•	The Company’s acceptance of properly tendered Outstanding Notes pursuant to the procedures described in the section of the Prospectus entitled “The Exchange Offer and Consent Solicitation—Procedures for Tendering” and in the instructions to this Letter will constitute a binding agreement between you and the Company upon the terms and subject to the conditions of the Exchange Offer and Consent Solicitation, including the conditions described in the section of the Prospectus entitled “The Exchange Offer and Consent Solicitation—Conditions.”

•	All authority conferred or agreed to be conferred by this Letter shall survive your death or incapacity and your obligations under this Letter shall be binding upon your heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

6. Description of Outstanding Notes. List the name and address of the DTC participant holding an interest in the Outstanding Notes being tendered exactly as shown in the DTC security position listing, or the registered holder of the Outstanding Notes being tendered exactly as they appear on the Outstanding Notes in Item 1. If the Outstanding Notes are not held in book-entry form, please provide the certificate number of the Outstanding Notes being tendered. In addition, please provide the aggregate principal amount of all Outstanding Notes represented by the certificates being tendered, or in the case of notes held in book-entry form, the amount credited to your account as a DTC participant. If you are not tendering all of the Outstanding Notes held by you, please indicate, in $1,000 increments, the principal amount being tendered. A reissued certificate representing the balance of nontendered Outstanding Notes will be sent to the tendering holder promptly after the Expiration Date. If you do not complete the column labeled “Principal Amount Tendered” you will be deemed to have tendered the entire aggregate principal amount represented by the column labeled “Aggregate Principal Amount Represented by Certificates.” If the space provided in Item 1 is inadequate, list the certificate numbers and principal amount of Outstanding Notes being tendered on a separate signed schedule attached to this Letter. By executing this Letter, upon the terms and subject to the conditions of the Exchange Offer and Consent Solicitation, you hereby tender to the Company the Outstanding Notes described in Item 1. Subject to, and effective upon, the acceptance for exchange of the Outstanding Notes tendered hereby, you hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the Outstanding Notes that are being tendered hereby.

7. Withdrawal of Tenders. Outstanding Notes tendered in the Exchange Offer and Consent Solicitation may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date in accordance with the procedures set forth in the section of the Prospectus entitled “The Exchange Offer and Consent Solicitation—Withdrawal of Tenders.”

8. Delivery of Exchange Notes. The Exchange Notes and any substitute certificates representing Outstanding Notes not being exchanged in the Exchange Offer will be issued in the name of the undersigned and sent to the address indicated in Item 1 or, in the case of book-entry delivery of Outstanding Notes, will be credited to the account maintained at DTC indicated in Item 2. Please contact the Exchange Agent at the address set forth in Instruction 14 if you want to have the Exchange Notes and any substitute certificates representing Outstanding Notes not being exchanged in the Exchange Offer issued in the name of a different person, sent to a different address or credited to a different account maintained at DTC.

9. Taxpayer Identification Number. To prevent backup withholding on payments made to you, you are required to provide the Company with your correct taxpayer identification number (“TIN”) or otherwise establish a basis for an exemption from backup withholding. If you fail to provide your TIN or otherwise establish a basis for exemption from backup withholding, you may be subject to a $50 penalty, as well as other penalties, imposed by the IRS, and to backup withholding at a rate of 28% on any payments made to you by the Company. If you do not have a TIN and certify in Item 3 that you are awaiting a TIN, you must provide a TIN to the Company within 60 days in order to avoid becoming subject to backup withholding. If you are a foreign individual and need a From W-8 to attest to your exempt status or otherwise have any questions regarding completing Item 4, contact the Exchange Agent at the address indicated in Instruction 14.

10. Signatures and Signature Guarantees. This form must be signed by the DTC participant holding an interest in the Outstanding Notes being tendered exactly as shown on a DTC security position listing or the registered holders of the Outstanding Notes exactly as their names appear on the certificate for the Outstanding Notes, without any change whatsoever. If any tendered Outstanding Notes are owned of record by two or more joint owners, all of such owners must sign this Letter. If this Letter is being executed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the name, full title and address of such representative, and submit with this Letter proper evidence of their authority to act satisfactory to the Company. A signature guarantee by an Eligible Institution is only required if this Letter is signed by a person other than the registered holder of the Outstanding Notes being tendered or you request special registration or delivery instructions as described in the last sentence of Instruction 8. If this Letter is signed by a person other than the registered holder of any certificates specified in this Letter, such certificates must be endorsed or accompanied by appropriate bond powers and a consent proxy, in each case signed exactly as the name or names of the registered holders appear on the certificates and signatures on such certificates and proxies must be guaranteed by an Eligible Institution. Please contact the Exchange Agent at the address set forth in Instruction 14 to determine what endorsements and documents must being transmitted with this Letter.

11. Lost Notes. If you cannot locate your Outstanding Note, read Item 5 and mark the box in Item 5. If your Outstanding Note has been mutilated, lost, stolen or destroyed, contact the Exchange Agent at the address indicated in Instruction 14 for further instructions.

12. Soliciting Dealer Fees. Promptly after the Expiration Date, the Company will pay each Soliciting Broker a fee equal to 1.5% of the aggregate principal amount of any Outstanding Notes validly tendered by any Qualified Owner and accepted by the Company in the Exchange Offer in accordance with the procedures set forth in the section of the Prospectus entitled “The Exchange Offer and Consent Solicitation—Soliciting Dealer Fees.” A “Qualifying Owner” is a beneficial owner, other than a Soliciting Broker, of Outstanding Notes who validly tenders $500,000 or less in aggregate principal amount of Outstanding Notes in the Exchange Offer. A “Soliciting Broker” is (1) a broker or dealer in securities, including a dealer manager in its capacity as a dealer or broker, that is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (“NASD”), (2) a foreign broker or dealer not eligible for membership in the NASD that agrees to conform to the NASD’s Rules of Fair Practice in soliciting tenders outside the U.S. to the same extent as though it were an NASD member or (3) a bank or trust company legally authorized to receive such fees. In order to receive the soliciting broker fee, the Soliciting Broker must be identified as the Soliciting Broker in Item 6 of the Letter. If tendered Outstanding Notes are registered in the name of such Soliciting Broker, no soliciting broker fee shall be payable unless such Outstanding Notes are held by such Soliciting Broker as a custodian or other nominee and such Outstanding Notes are being tendered for the benefit of one or more beneficial owners identified in Item 6. The acceptance of a soliciting broker fee by a Soliciting Broker will constitute a representation by such Soliciting Broker that:

•	it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation;

•	it is entitled to such compensation for such solicitation under the terms and conditions of the Exchange Offer and Consent Solicitation;

•	in soliciting a tender, it has used no solicitation materials other than those furnished by the Company;

•	it is not required for any reason to transfer the amount of such soliciting broker fee to a Qualified Owner;

•	the tendered Outstanding Notes are not being tendered for its own account

•	if it is a foreign broker or dealer not eligible for membership in NASD, it has agreed to conform to the NASD’s Rules of Fair Practice in making solicitations.

13. Power of Attorney. By executing this Letter, you hereby irrevocably constitute and appoint the Exchange Agent as your true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as agent of the Company) with respect to the tendered Outstanding Notes with full power of substitution, resubstitution and revocation to (1) deliver certificates for such Outstanding Notes, or transfer ownership of such Outstanding Notes on the account books maintained by DTC, to the Company and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company, (2) present such Outstanding Notes for transfer on the books of the Company and receive all benefits and otherwise exercise all rights of beneficial ownership of such Outstanding Notes, and (3) deliver this Letter as evidence of your consent to the proposed amendments to the Indenture governing the Outstanding Notes, all in accordance with the terms of the Exchange Offer and Consent Solicitation. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

14. Address for Sending Letter and Outstanding Notes. If you are required pursuant to Instruction 3 to deliver certificates for Outstanding Notes and/or a completed and executed copy of this Letter, send them to Wachovia Bank, National Association via mail (first class, registered or certified), overnight courier or hand delivery to the address set forth below*:

Wachovia Bank, National Association

Customer Information Center

Corporate Trust Operations-NC1153

1525 West W.T. Harris Boulevard –3C3

Charlotte, NC 28262-1153

Attention: Marsha Rice

Phone: (704) 590-7413

Facsimile: (704) 590-7628

* Note: Delivery of this Letter, the Outstanding Notes and all other required documents is at the option and sole risk of the tendering holders. Delivery will be deemed made only when actually received by the Exchange Agent. Neither the Company nor Wachovia Bank, National Association assumes the risk of loss of any Outstanding Notes sent by mail or overnight courier. The Company suggests that you send your Outstanding Notes to Wachovia Bank, National Association by registered or certified mail. Delivery of Outstanding Notes or this Letter to any address other than as set forth above will not constitute a valid delivery. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

15. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering Outstanding Notes and requests for assistance or additional copies of the Prospectus and this Letter may be directed to the Information Agent at the address and telephone number set forth below:

CapitalBridge

111 River Street, 10th Floor

Hoboken, NJ 07030

Attention: Aaron Dougherty

Telephone: (877) 746-3583 (toll-free)

(201) 499-3500

Facsimile: (201) 499-3600